UNITED STATES
			      SECURITIES AND EXCHANGE COMMISSION
				     Washington, D.C.  20549

						Form 8-K

					   CURRENT REPORT

	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

	 Date of Report (Date of earliest event reported): November 20, 2003

					  LINCOLN LOGS LTD.
	  (Exact name of small business issuer as specified in its charter)

New York					  0-12172			 	   14-1589242
(State or other jurisdiction	(Commission File Number)	   (I.R.S. Employer
 of incorporation)							Identification No.)

		    5 Riverside Drive, Chestertown, New York  12817
			  (Address of principal executive offices)

					   (518) 494-5500
				  (Registrant's telephone number)

Neither name, address nor fiscal year has changed since last report
(Former name, former address, and former fiscal year, if changed since last report)

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

Item 2.  Acquisition or Disposition of Assets.

(a) On November 17, 2003, Lincoln Logs Ltd., a New York corporation (the "Company"), completed the acquisition of all of the outstanding limited liability company membership interests of Snake River Log Homes, LLC ("Snake River"), a privately-held limited liability company. Snake River is a company
organized under the laws of Idaho.   The acquisition of membership interests
was effected pursuant to a Membership Interests Purchase Agreement, dated November 17, 2003, (the "Membership Interests Purchase Agreement") by and among the Company and the membership interest holders of Snake River, referenced therein (the "Members"). The Company purchased all of the outstanding membership interests of Snake River from the Members for consideration of approximately $1,260,000, subject to adjustments contained in the Membership Interests Purchase Agreement. The consideration paid by the Company to the Members consists of the following: cash payment, promissory notes issued by the Company to the Members, and common shares of the Company conveyed to select Members.

The Membership Interests Purchase Agreement and the purchase price referenced therein were negotiated at arm's length between representatives of the Company and representatives of the Members. Except for the transactions described in the Membership Interests Purchase Agreement, there is no material relationship between the Company, Snake River, their respective directors, officers, affiliates, or associates thereof.

The source of funds is from general corporate funds and unregistered shares of the Company's common stock.

(b) The primary business of Snake River is the designing, manufacturing, and marketing of a line of log homes targeted for purchase and assembly by custom builders and "do-it-yourself" consumers. Any plant assets, equipment or other physical property acquired as part of this transaction will continue to be used for those purposes.

Copies of the Membership Interests Purchase Agreement and the Company's press release, dated November 20, 2003, announcing the acquisition are attached hereto as Exhibits 2.1 and 99.1 respectively, and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(a) Audited financial statements of the acquired business covering the 12 month period ended December 31, 2002, and unaudited financial statements of the acquired business covering the 9 month period ended September 30, 2003, will be filed by amendment to this Form 8-K no later than 60 days after the date that the initial report on Form 8-K must be filed.

(b) The pro forma financial information required by this item will be filed by amendment to this Form 8-K no later than 60 days after the date that the initial report on Form 8-K must be filed.

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


(c) Exhibits.  The following documents are filed as exhibits to this report:

Exhibits No.	Description of Exhibit

2.1			Membership Interests Purchase Agreement, dated as of November
			17, 2003, by and among Lincoln Logs Ltd., Snake River Logs
			Homes, LLC, Richard Berry and Darrell Smith.

99.1			Press release, dated November 20, 2003


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

					    SIGNATURES

  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


					 LINCOLN LOGS LTD.

DATE: November 20, 2003					By: /s/ William J. Thyne
								William J. Thyne
								Chief Financial Officer

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

Exhibit 2.1

			  MEMBERSHIP INTERESTS PURCHASE AGREEMENT



			  		  BY AND AMONG



					LINCOLN LOGS LTD.

				 SNAKE RIVER LOG HOMES, LLC

					 RICHARD BERRY

						AND

					 DARRELL SMITH

					TABLE OF CONTENTS

MEMBERSHIP INTERESTS PURCHASE AGREEMENT						 1
1.  Purchase and Sale of the Membership Interests				 1
1.1  Purchase and Sale of the Membership Interests				 1
1.2  Further Assurances									 1
1.3  Purchase Price for the Membership Interests				 1
1.4  Excluded Liabilities								 2
1.5  Purchase Price Adjustment							 3
1.6  Closing										 4
2.  Representations of the Members regarding the Membership Interests	 5
2.1  Title											 5
2.2  Conveyance										 5
2.3  Authority										 5
2.4  Investment in Buyer Shares							 5
3.  Representations of the Company and the Members regarding the Company 6
3.1  Organization										 6
3.2  Capitalization									 6
3.3  Authorization									 7
3.4  Ownership of the Company's Assets						 7
3.5  Financial Statements								 8
3.6  Inventory										 8
3.7  Absence of Undisclosed Liabilities						 8
3.8  Litigation										 8
3.9  Insurance										 9
3.10  Intangible Property								 9
3.11  Fixed Assets									10
3.12  Leases										10
3.13  Accounts Receivable								10
3.14  Tax Matters										10
3.15  Books and Records									11
3.16  Contracts and Commitments							11
3.17  Compliance with Agreements and Laws						13
3.18  Employee Relations								13
3.19  Employee Benefit Plans								13
3.20  Indebtedness to and from Officers, Directors and Equityholders	15
3.21  Powers of Attorney and Suretyships						15
3.22  Customers										15
3.23  Suppliers										15
3.24  Real Property									15
3.25  Environmental Matters								15
3.26  Warranty and Product Liability Claims					17
3.27  Prepayments and Deposits							17
3.28  Bank Accounts and Facilities							17
3.29  Accounts Payable									17
3.30  Disclosure										18

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

4.  Representations of the Buyer							18
4.1  Organization and Authority							18
4.2  Authorization									18
4.3  Buyer Shares										18
5.  Access to Information; Public Announcements					19
5.1  Access to Management, Properties and Records				19
5.2  Confidentiality									19
5.3  Public Announcements								19
6.  Pre-Closing Covenants of the Company and the Members			19
6.1  Conduct of Business								19
6.2  Absence of Material Changes							20
6.3  Continued Truth of Representations and Warranties			20
6.4  Reports, Taxes									20
6.5  Communications with Customers and Suppliers				21
7.  Best Efforts to Obtain Satisfaction of Conditions				21
8.  Conditions to Obligations of the Buyer					21
8.1  Continued Truth of Representations and Warranties of the Company
	and the Members; Compliance with Covenants and Obligations		21
8.2  Company Proceedings								21
8.3  Governmental Approvals								21
8.4  Consent of Third Parties								21
8.5  Adverse Proceedings								22
8.6  Opinion of Counsel									22
8.7  Due Diligence									22
8.8  Material Adverse Change								22
8.9  Revenues										22
8.10  Financing Arrangements								22
8.11  Employment Agreement								22
8.12  Assumption of Excluded Liabilities						22
8.14  Closing Deliveries								22
9.  Conditions to Obligations of the Company and the Members		23
9.1  Continued Truth of Representations and Warranties of the Buyer;
	Compliance with Covenants and Obligations					23
9.2  Company Proceedings								24
9.3  Governmental Approvals								24
9.4  Consents of Third Parties							24
9.5  Adverse Proceedings								24
9.6  Opinion of Counsel									24
9.7  Closing Deliveries									24
10.  Indemnification									25
10.1  By the Members									25
10.2  By the Buyer									26
10.3  Claims for Indemnification							26
10.4  Defense by the Indemnifying Party						26
10.5  Payment of Indemnification Obligation					27
10.6  Survival of Representations; Claims for Indemnification		28
10.7  Limitation on Indemnification Obligations					28

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

11.  Post-Closing Agreements								28
11.1  Proprietary Information								28
11.2  Limitation on Use of Name							28
11.3  Non-Competition Agreement							29
11.4  Cooperation of the Members							30
11.5  Sale or Transfer of Buyer Shares						30
11.6  Repayment of Richard Berry Advance						31
12.  Termination of Agreement; Option to Proceed; Damages			31
12.1  Termination by Lapse of Time							31
12.2  Termination by Agreement of the Parties					31
12.3  Termination by Reason of Breach						31
12.4  Available Remedies								31
13.  Dispute Resolution									32
13.1  General										32
13.2  Consent of the Parties								32
13..3  Arbitration									32
14.  Brokers										33
14.1  For the Company and the Members						33
14.2  For the Buyer									33
15.  Notices										33
16.  Successors and Assigns								34
17.  Entire Agreement; Amendments; Attachments					35
18.  Severability										35
19.  Expenses										35
20.  Legal Fees										35
21.  Governing Law									35
22.  Section Headings									35
23.  Counterparts										36

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

			MEMBERSHIP INTERESTS PURCHASE AGREEMENT


  This Membership Interests Purchase Agreement (the "Agreement") is made as of the 17th day of November, 2003 by and among Lincoln Logs Ltd., a New York corporation (the "Buyer"), on the one hand, and Snake River Log Homes, LLC, an Idaho limited liability company (the "Company"), Richard Berry and Darrell Smith (each a "Member" and together the "Members"), on the other hand.

  WHEREAS, the Members own all of the issued and outstanding equity in the Company (the "Membership Interests") and desire to sell such Membership Interests for the consideration set forth below, subject to the terms and conditions of this Agreement;

  WHEREAS, the Buyer desires to purchase such Membership Interests, subject to the terms and conditions of this Agreement;

  NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

  1.    Purchase and Sale of the Membership Interests.

  1.1. Purchase and Sale of the Membership Interests. Subject to and upon the terms and conditions of this Agreement, at the Closing (as defined in Section 1.6), each Member will sell, transfer, convey, assign and deliver to the Buyer, and the Buyer will purchase, acquire, accept and pay for, all the Membership Interests owned by such Member, as set forth in Section 2.1 herein. Each Member represents that such Membership Interests are uncertificated.

  1.2. Further Assurances. At any time and from time to time after the Closing, at the Buyer's request and without further consideration, each of the Members shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Membership Interests owned by such Member and to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

  1.3. Purchase Price for the Membership Interests. The aggregate purchase price to be paid by the Buyer for the Membership Interests shall be the sum the Cash Payment, the Notes and the Buyer Shares as set forth below (the "Purchase Price"). The Purchase Price shall be payable by the Buyer to the Members as set forth below and shall be subject to adjustment as set forth in Section
1.5 below.

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

      (a) Cash Payment. At the Closing, the Buyer shall pay (i) One Hundred Thousand Dollars ($100,000) to Darrell Smith, and (ii) Sixty Thousand Dollars ($60,000) to Richard Berry (the aggregate amount being the "Cash Payment"). Such Cash Payment shall be delivered by the Buyer to the Members by cashier's or certified checks or by wire transfer of immediately available funds to accounts designated by the Members. The Buyer shall also make the Repayment (as defined in Section 11.6 hereof) in accordance with Section 11.6 hereof.

      (b) Promissory Notes. At the Closing, the Buyer shall deliver to each Member a five year promissory note each in the principal amount of Five Hundred Thousand Dollars ($500,000) payable to such Member, in substantially the forms attached hereto as Exhibit A and Exhibit B (together, the "Notes").

      (c) Buyer Shares. At the Closing, the Buyer shall deliver to each of the Members a stock certificate representing One Hundred Fifty Thousand (150,000) shares of the Buyer's Common Stock registered in such Member's name (the aggregate number of shares being the "Buyer Shares").

  1.4. Excluded Liabilities. Notwithstanding the purchase by the Buyer of the Membership Interests hereunder, the Buyer shall not at the Closing assume, nor shall the Buyer or the Company agree to perform, pay or discharge from and after the Closing, and the Members shall assume and be unconditionally liable for, all obligations, liabilities and commitments, fixed or contingent, known or unknown, of the Company or the Members, as the case may be, related to (i) any accrued or deferred income taxes of the Company; (ii) brokers or other third parties acting on behalf of the Company or the Members in connection with the sale of the Membership Interests; (iii) any contingent liability of the Company whether or not such liabilities are known or can be established as of the Closing Date (for this purpose, neither accounts payable nor the obligation to return customer deposits shall be treated as contingent liabilities), including, without limitation, any contingent liabilities arising out of, related to or in connection with any litigation involving the Company; (iv) any product or warranty claims arising out of, related to or in connection with the sale of goods or services on or prior to the Closing Date; (v) any claim arising from, relating to or made in connection with employment or consulting relationships existing prior to the Closing Date; or (vi) any claim arising from, relating to or made in connection with any Environmental Law (defined in Section 3.25 below) based on any event, action or inaction by the Company and/or its Members on or prior to the Closing Date (collectively, the "Excluded Liabilities"). The Members acknowledge and agree that all Excluded Liabilities of the Company known as of the Closing Date shall be discharged by the Members prior to the Closing Date, and evidence of such discharge, in a form reasonably satisfactory to the Buyer, shall be delivered to the Buyer at the Closing. The Buyer acknowledges and agrees that the Company shall remain liable for, from and after the Closing, all of the liabilities and obligations related to those certain loans incurred by the Company in favor of James Youngstrom and to U.S. Bank provided that the total outstanding amount of the loans to Mr. Youngstrom and to U.S. Bank do not exceed Three Hundred Ninety-One Thousand Dollars

($391,000) in the aggregate, and that certain contingent obligation (the "Contingent Yellowstone Obligation") of the Company in favor of Yellowstone Log Homes, LLC ("Yellowstone") as set forth in that certain Memorandum Agreement dated as of August 23, 2002, by and between the Company and Yellowstone, included in Schedule 3.12 hereto, provided that the total outstanding amount of the Contingent Yellowstone Obligation does not exceed Forty-Four Thousand One Hundred Seventy-Five Dollars ($44,175), (collectively, the "Continuing Liabilities"). From and after the Closing, the Buyer agrees that, to the extent necessary for the Company to make payments timely as required under the terms of the documents governing the Continuing Liabilities, the Buyer will contribute such funds as is necessary to allow the Company to make such payments timely and that the Buyer will take such action as is necessary to ensure neither of the Members have future personal obligations to make payments pursuant to the documents governing the Continuing Liabilities.

  1.5. Purchase Price Adjustment. The Purchase Price set forth in Section 1.3 above shall be subject to adjustment as follows:

      (a) At the Closing, the Company shall deliver to the Buyer a balance sheet (the "Closing Balance Sheet"), together with a calculation of the Company's Minimum Asset Value and Minimum Net Worth (each, as defined below), all as of the close of business on the business day immediately prior to the Closing Date (the "Determination Time") (such Minimum Asset Value and Minimum Net Worth, the "Closing MAV Number" and "Closing MNW Number"). The Closing Balance Sheet and related asset schedule shall be prepared in accordance with generally accepted accounting principles ("GAAP") applied in a manner consistent with the Company's past practices and in accordance with clause
(f) below. If the Closing Balance Sheet shows that the Closing MAV Number is less than $559,122, the Purchase Price shall be decreased by an amount equal to $559,122 minus the Closing MAV Number (the "First Deficient Amount"). If the Closing Balance Sheet shows that the Closing MNW Number is less than $62,741, the Purchase Price shall also be decreased by an amount equal to $62,741 minus the Closing MNW Number (the "Second Deficient Amount"). The sum of the two adjustments referenced in the preceding two sentences shall be the "Deficient Amount". The Deficient Amount, if any, shall be deducted on a dollar-for-dollar basis from the principal amount of, and prorated among, the Notes delivered by the Buyer at the Closing in accordance with Section 1.3 above; provided, however, that no such deduction shall be made to the Notes if the Deficient Amount is equal to or less than Ten Thousand Dollars ($10,000).

      (b) Immediately after the Closing, the Buyer may retain, at its option and its own expense, an independent public accountant (the "Buyer Accountant") to audit the Closing Balance Sheet and determine the Company's MAV Number as of the Determination Time (such Buyer Accountant's MAV determination, the "Buyer MAV Number"). In connection with calculating the Buyer MAV Number, the Buyer Accountant shall prepare a closing balance sheet (the "Buyer Closing Statement"), which shall be prepared in accordance with GAAP applied in a manner consistent with the Company's past practices and in accordance with clause (f) below. If the Buyer elects to retain a Buyer Accountant, the Buyer shall require that the Buyer Accountant deliver the Buyer Closing Statement, together with the calculation of the Buyer MAV Number, to the Buyer not later than sixty (60) days after the Closing Date, with simultaneous overnight delivery to the Members. A corresponding determination shall be made as to the Minimum Net Worth.

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

      (c) If both of the Members disagree with the Buyer Closing Statement, The Members shall notify the Buyer in writing (the "Dispute Notice") of the amount, nature and basis of such dispute, within fifteen (15) business days after the Members' receipt of the Buyer Closing Statement. In the event of such a dispute, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within fifteen (15) business days after delivery of the Dispute Notice, the disputing party shall be entitled to submit this matter to Grant Thornton LLP (the "Dispute Auditor") for final resolution. The Dispute Auditor shall be required to resolve the dispute by calculating the MAV of the Company as of the Determination Time, which shall be calculated in accordance with GAAP applied in a manner consistent with the Company's past practices and in accordance with the definitions set forth in clause (f) below (such calculation, the "Final MAV Number"). The Dispute Auditor shall determine the Final MAV Number within thirty (30) days after the submission of the dispute and such Final MAV Number shall be binding on the parties. The costs of the Dispute Auditor shall be shared equally by the Buyer and the Members; provided that if the Dispute Auditor finds that the Final MAV Number is within Ten Thousand Dollars ($10,000) of the Closing MAV Number, the Buyer shall be required to pay the full cost of the Dispute Auditor. A corresponding determination shall be made as to Minimum Net Worth.

      (d) If both of the Members do not dispute the Buyer Closing Statement and no Dispute Notice is given in such fifteen (15) day period the Buyer MAV Number shall be deemed to be the Final MAV Number for purposes of clause (e) below. If the Final MAV Number is less than the Closing MAV Number, the principal amount of the Notes shall be reduced on a dollar-for-dollar basis in an amount equal to the Closing MAV Number minus the Final MAV Number (the "Final Adjustment Amount"). Such deductions shall be made pro rata among the Notes. A corresponding determination shall be made as to Minimum Net Worth.

      (e) Immediately upon expiration of the fifteen (15) business day period for giving the Dispute Notice, if no Dispute Notice is given, or immediately upon the resolution of the dispute, if any, pursuant to clause (c) above, the Members shall surrender to the Buyer the Notes delivered at the Closing if the Final Adjustment Amount is a positive number as calculated pursuant to clause
(d) above. The Buyer shall cancel such Notes and reissue such promissory notes in the same form but with the principal amount reduced by the Final Adjustment Amount as set forth in clause (d) above. The Buyer shall deliver the new Notes to the Members within five (5) business days after they are first surrendered to the Buyer and, thereafter, such new notes shall be the "Notes" for all purposes of this Agreement.

      (f) For purposes of this Section 1.5, Minimum Asset Value shall mean the sum of the replacement cost for all of the assets of the Company set forth on the asset schedule delivered as part of the Closing Balance Sheet. For purposes of this Section 1.5, Minimum Net Worth shall mean the excess of net assets over net liabilities as shown on the Closing Balance Sheet.

  1.6. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at such place, time and date as is mutually agreed upon by the parties and, failing such agreement, at the offices of Whiteman Osterman & Hanna LLP, One Commerce Plaza, Albany, New York 12260 at 10:00 a.m., Eastern Standard Time, on the Termination Date set forth in Section
12.1 (the "Closing Date"),. The transfer of the Membership Interests to the Buyer shall be deemed to occur at 10:01 a.m., Eastern Standard Time, on the Closing Date.

  2.  Representations of the Members regarding the Membership Interests.

      Each Member severally represents and warrants to the Buyer as follows:

  2.1. Title. Each Member has good and marketable title to the Membership Interests which are to be transferred to the Buyer by such Member pursuant hereto. Such Membership Interests are not represented by a written certificate or written instrument of any sort and are free and clear of any and all covenants, conditions, restrictions, voting trust agreements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. Each Member has the full right, power and authority to enter into this Agreement and to transfer, convey and sell to the Buyer at the Closing the Membership Interests to be sold by such Member hereunder and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from such Member good and marketable title to such Membership Interests, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. Each Member owns a 50% Membership Interest in the Company, which represents the complete and entire equity interest in the Company owned by such Member.

  2.2. Conveyance. Neither Member is a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by each Member or the transfer, conveyance and sale of the Membership Interests to be sold by each Member to the Buyer pursuant to the terms hereof. No broker or finder has acted for any of the Members in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions with respect to such transactions based upon agreements, arrangements or understandings made by or on behalf of any of the Members.

  2.3. Authority. Each Member has the full and absolute legal right, capacity, power and authority to execute and deliver this Agreement and the agreements, instruments and documents contemplated herein to which such Member is a party, to perform such Member's obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been validly executed and delivered by each Member, and constitutes a valid and binding obligation of such Member, enforceable against him in accordance with its terms. Each other agreement, instrument or document to be executed and delivered by any of the Members, when executed and delivered in accordance with the provisions thereof, shall be a valid and binding obligation of such Member, enforceable against such Member in accordance with its respective terms.

  2.4. Investment in Buyer Shares. Darrell Smith is an accredited investor within the meaning of the Securities Act of 1933, as amended to date. Richard Berry is an investor in securities of companies and acknowledges that he is able to evaluate for himself either directly or with the assistance of his financial advisors, and can bear, the economic risk of his investment. Each of Mr. Smith and Mr. Berry either directly or with the assistance of his financial advisors, has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Buyer Shares. Each Member is acquiring the Buyer Shares for investment and not with a view to, or for sale in connection with, any distribution thereof nor with any present intention of distributing or selling such Buyer Shares. Each Member acknowledges that such Buyer Shares shall not be transferable in the absence of (i) registration under relevant federal and state laws, the rules promulgated thereunder or an exemption therefrom and/or
(ii) registration or qualification under the provisions of any applicable blue sky laws or an exemption therefrom. Each certificate representing Buyer Shares shall bear legends to such effect, which legends shall, as necessary, comply with the securities laws of the State of Idaho or the State of Utah, as the case may be.

  3.  Representations of the Company and the Members regarding the Company.

      The Company and the Members, jointly and severally, represent and warrant to the Buyer as follows:

  3.1. Organization. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Idaho, and has all requisite power and authority to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified or licensed to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification or licensing. A list of the jurisdictions where the Company is so qualified is set forth on Schedule
3.1 attached hereto. A certified copy of the current and prior versions, if any, of the Articles of Organization and current and prior versions of the Operating Agreement for the Company are included as Schedule 3.1 and the documents comprising Schedule 3.1 are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof. The Company has no subsidiaries and has no advances to, or investment in, any securities of, or other equity interest in, any corporation, partnership, business entity, enterprise, limited liability company or organization, public or private.

  3.2. Capitalization. Each Member owns a 50% Membership Interest in the Company. No other person or entity holds any other interest of record or beneficially. All Membership Interests have been, and on the Closing Date will be, duly and validly issued and are, or will be on the Closing Date, fully paid and non-assessable. There are not, and on the Closing Date there will not be, outstanding (i) any options, warrants or other rights to purchase from the Company any equity interest in the Company; (ii) any securities convertible into or exchangeable for equity interests in the Company; or (iii) any other commitments of any kind for the issuance of additional equity interests or options, warrants or other securities to acquire equity interests, in the Company.

  3.3. Authorization. The execution and delivery by the Company of this Agreement and the agreements provided for herein, and the consummation by the Company of all transactions contemplated hereunder and thereunder, have been duly authorized by all requisite Company and Member action. This Agreement has been duly executed by the Company. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Company is a party constitute the valid and legally binding obligations of the Company, enforceable against it in accordance with their respective terms. The execution, delivery and performance by the Company of this Agreement and the agreements provided for herein, and the consummation by the Company of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Company; (b) violate the provisions of the Operating Agreement of the Company; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; (d) will not result in the breach of or cause the termination of any permit, license or authorization held by the Company or the Members or necessary to the ownership of the Membership Interests or the operation of the business of the Company; or (e) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company is or may be bound, except as set forth on Schedule 3.3. Schedule 3.3 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Company of the transactions contemplated by this Agreement. Other than as set forth on Schedule 3.3, there is no requirement to make any filing with, give any notice to or obtain any permit, license or authorization of, any federal, provincial, state, municipal, local or other governmental, quasi-governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, as a condition to the consummation of the transactions contemplated herein.

  3.4. Ownership of the Company's Assets. The Closing Balance Sheet will include a true, correct and complete listing of all of the Company's material assets as of the Closing Date. At the Closing the Company will be the true and lawful owner of all of the Company's assets free and clear of all claims, liabilities, security interests, mortgages, liens, pledges, charges, encumbrances and equities of any kind affecting the assets of the Company, except for security interests, if any, granted to U.S. Bank and the Contingent Yellowstone Obligation. Without limiting the generality of the foregoing, the Members and the Company represent that the Company is the true and lawful owner of One Hundred Percent (100%) of all tangible and intangible interests in the building from which the Company conducts business located at 288 N. Yellowstone Highway, Rigby, Idaho 83442, that the Company has good and marketable title to such building and that such building is free and clear of all liens, covenants, restrictions, easements, encumbrances or other matters affecting title, other than the Contingent Yellowstone Obligation, which is in an amount equal to and not exceeding Forty-Four Thousand One Hundred Seventy-Five Dollars ($44,175).

  3.5. Financial Statements. Schedule 3.5 attached hereto sets forth the amended U.S. Return of Partnership Income for the year ended as of December 31, 2001 (the "2001 Tax Return"), and the balance sheet of the Company dated December 31, 2002 (the "Year End Balance Sheets") and the related statement of income of the Company for the fiscal year ended December 31, 2002 (collectively, the "Year End Financial Statements"). Schedule 3.5 also contains the unaudited balance sheet of the Company (the "Current Balance Sheet") as of October 21, 2003 (the "Current Balance Sheet Date") and the related statement of income of the Company for the period then ended (collectively, the "Current Financial Statements"). The Year End Financial Statements and the Current Financial Statements are herein collectively referred to as the "Financial Statements." The Financial Statements have been prepared in accordance with generally accepted accounting principles applied consistently with the Company's past practices (other than the 2001 Tax Return, which has been prepared in accordance with the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder), are complete and correct in all material respects and present fairly as of their respective dates the financial condition, retained earnings, assets and liabilities of the Company and the results of operations of the Company's business for the periods indicated, except, in the case of the Current Financial Statements, for year-end adjustments and footnotes.

  3.6. Inventory. The Financial Statements fairly present the value of the Company's inventory, if any, as of the dates thereof and, other than transactions in the ordinary course of business, there has been no change in the Company's inventory that would have a material adverse effect on the Company's business since October 21, 2003. For purposes of this Section 3.6, "material" means any amount in excess of $10,000.

  3.7.  Absence of Undisclosed Liabilities.  Except as and to the extent
(a) reflected and reserved against in the Current Balance Sheet, (b) set forth on Schedule 3.7 attached hereto or any other Schedule hereto or (c) incurred in the ordinary course of business after the Current Balance Sheet Date and not material in amount, either individually or in the aggregate, the Company has no liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which is material to the condition (financial or otherwise) of the assets, business operations, condition (financial or otherwise) or prospects of the Company and there has been no change which materially and adversely affects the business, properties, assets, condition (financial or otherwise) or business prospects of the Company. Neither the Company nor the Members have any knowledge of any existing or threatened occurrence, event or development which, as far as can be reasonably foreseen, could have a material adverse effect on the Company or its business, properties, assets, condition (financial or otherwise) or prospects. For purposes of this Section 3.7, "material" means any amount in excess of $10,000.

  3.8.  Litigation.  Except as set forth on Schedule 3.8 attached hereto,
(a) there is no action, suit or proceeding to which the Company is a party pending or, to the Company's or the Members' knowledge, threatened before any court or governmental agency, authority, body or arbitrator; (b) the Company has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Company; and (c) there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency naming the Company or enjoining or requiring the Company to take any action of any kind with respect to its business, assets or properties.

  3.9. Insurance. Schedule 3.9 attached hereto sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies maintained by the Company, specifying the type of coverage, the amount of coverage, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies") and all claims under such Insurance Policies since January 1, 2001. The Insurance Policies are in full force and effect and are in amounts and of a nature which are adequate and customary for the Company's business. All premiums due on the Insurance Policies or renewals thereof have been paid and there is no default under any of the Insurance Policies. The Company has not received any notice or other communication from any issuer of the Insurance Policies since January 1, 2001 canceling or materially amending any of the Insurance Policies, materially increasing any deductibles or retained amounts thereunder, and, to the best knowledge of the Company and the Members, no such cancellation, amendment or increase of deductibles, retainages or premiums is threatened. Copies of all Insurance Policies are included as
Schedule 3.9 attached hereto.

  3.10. Intangible Property. Schedule 3.10 attached hereto sets forth a true, correct and complete list and, where appropriate, a description of, all items of intangible property owned by, or used in the business of, the Company, including, without limitation, patents, patent applications, trademarks, trademark applications, copyrights and material trade secrets (the "Intangible Property"). Such list, as updated as of the Closing Date, shall set forth a true, correct and complete list of the Company's Intangible Property as of the Closing Date. True, correct and complete copies of all licenses, registrations and other agreements relating to the Intangible Property are included as
Schedule 3.10 attached hereto. The Intangible Property owned or licensed by the Company is sufficient to conduct the Company's business as presently conducted. Except as otherwise disclosed in Schedule 3.10: (i) the Company is the sole and exclusive owner of all right, title and interest in and to the Intangible Property (excluding any intangible property which such Company licenses or otherwise has rights to use) and all designs, permits, labels and packages used on or in connection therewith, free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims;
(ii) the Company has the right and authority to use the Intangible Property in connection with the conduct of its business in the manner presently conducted, and to the best knowledge of the Company and/or the Members, such use does not conflict with, infringe upon or violate any rights of any other person, corporation or entity; (iii) the Company has not received notice of a pleading or threatened claim, interference action or other judicial or adversarial proceeding alleging that any of the Companies' operations, activities, products, services or publications infringes any patent, trademark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or property rights of others; and (iv) to the Company's or the Members' knowledge, there are no outstanding disputes or other disagreements with respect to any licenses or similar agreements or arrangements described in Schedule 3.11 or with respect to infringement by a third party of any of the Intangible Property.

  3.11. Fixed Assets. Except as reflected in the Year End Financial Statements, the Company does not have any Fixed Assets (as such term is generally understood pursuant to GAAP) with a book value, individually or in the aggregate, that is material in amount. For purposes of this Section 3.11, material shall mean $10,000 or more.

  3.12. Leases. Schedule 3.12 attached hereto sets forth a true, correct and complete listing as of the date hereof of all leases of real property to which the Company is a party, together with all amendments, modifications and supplements thereto (collectively, the "Leases"). The Company is not obligated to pay any leasing or brokerage commission relating to any Lease. No material construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by the Company.
The real property subject to the Leases is, and as of the Closing Date will be, in compliance with all federal, state and local laws, regulations, orders and ordinances.

  3.13. Accounts Receivable. The accounts and notes receivable of the Company reflected in the Financial Statements (the "Accounts Receivable") represents a true, correct and complete listing of the Accounts Receivable of the Company and the Accounts Receivable of the Company reflected on the Closing Balance Sheet shall be consistent in amount and aging with the amount and aging of the Accounts Receivable set forth on the Financial Statements. All Accounts Receivable arose out of the sales of inventory or services in the ordinary course of business.

  3.14. Tax Matters. All tax returns and reports of the Company required by law to be filed have been filed and are complete and correct in all respects, and all taxes and levies of every kind, character or description upon the Company or upon any of its properties, assets, income or franchises (together, "Taxes"), which are due and payable, have been paid, other than those Taxes currently payable without penalty or interest or currently under appeal and each as set forth in Schedule 3.14. No tax lien has been filed against any of the assets of the Company and no claim is being asserted with respect to any Taxes. Except as set forth on Schedule 3.14 attached hereto, no deficiencies have been asserted or assessed as a result of any audit by any federal, state or local taxing authority and no such deficiency or audit has been proposed or threatened. Adequate provision has been made in the Financial Statements for all taxes, governmental charges and assessments, whether relating to income, sales, real or personal property, or other types of taxes, governmental charges or assessments, including interest and penalties thereon, payable with respect to the business or assets of the Company or otherwise for all periods set forth in the Financial Statements. The Company has withheld or collected and remitted all amounts required to be withheld or collected and remitted by it with respect to any taxes, governmental charges or assessments. Correct and complete copies of all federal, local and state income tax returns, including schedules thereto, filed by the Company for the tax years 2001 and 2002 and all written communications relating thereto have been provided to the Buyer. For purposes of this representation, the term "Taxes" shall include, without limitation, all income, gross receipts, sales, use, employment, unemployment, social security, Medicare, payroll, employee withholding, franchise, profits, property or other taxes, fees, excise taxes, stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

  3.15. Books and Records. The general ledgers and books of account of the Company and all other books and records of the Company are in all material respects complete and correct and have been maintained in accordance with good business practice and all applicable procedures required by law or regulation.

  3.16.  Contracts and Commitments.

      (a) Except as attached under any other Schedule hereto, Schedule 3.16 attached hereto contains a true, complete and correct list and description of the following contracts and agreements, whether written or oral (collectively, the "Contracts"):

           (i) all loan agreements, indentures, mortgages and guaranties to which the Company is a party or by which the Company is bound;

           (ii) all pledges, conditional sale or title retention agreements, security agreements (including but not limited to maintenance agreements), equipment leases and other equipment obligations, other personal property leases and lease purchase agreements to which the Company is a party or by which the Company or any of its property is bound, and all material leases of personal property, whether operating, capital or otherwise, under which the Company is lessor or lessee;

           (iii) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which the Company is a party or by which the Company or any of its property is bound which either involve payments or receipts by the Company of more than $10,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto, or may materially adversely effect the condition (financial or otherwise) or the properties, assets, business or prospects of the Company;

           (iv) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee equity incentive or purchase plans, and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which the Company is a party;

           (v) all agency, distributor, sales representative, franchise or similar agreements to which the Company is a party;

           (vi) all contracts, agreements or other understandings or arrangements between the Company and any of its affiliates (as such term is defined in the Securities Act of 1933 and the regulations promulgated thereunder);

           (vii) all contracts, agreements and other documents or information relating to past disposal of waste (whether or not hazardous);

           (viii) all repair or maintenance contracts; and

           (ix) any other material agreements or contracts entered into by the Company.

      (b)  Except as set forth on Schedule 3.16:

           (i) each Contract is a valid and binding agreement of the Company, enforceable against it in accordance with its terms, and the Company has no knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

           (ii) the Company has fulfilled all material obligations required pursuant to the Contracts to have been performed by it prior to the date hereof, and the Company has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

           (iii) the Company is not in material breach of or material default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a material breach or material default, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

           (iv) to the best knowledge of the Company and/or the Members, there is no existing breach or default by any other party to any Contract and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights of the Company, or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

           (v) the Company is not restricted by any Contract from carrying on its business anywhere in the world; and

           (vi) the Company has no written or oral Contracts to sell products or perform services which are expected to be performed at, or to result in, a loss.

      (c) Except as set forth on Schedule 3.3 or Schedule 3.16, the continuation, validity and effectiveness of each Contract will not be affected by the transfer of the Membership Interests to the Buyer under this Agreement. True and correct copies of each Contract are included in Schedule 3.16 attached hereto. If any of the Contracts provided in Schedule 3.16 is intended by the Company to serve as a form or an example of similar agreements, such form or an example is a fair and accurate representation of all similar agreements of the Company, and such other similar agreements do not differ materially from the form or example provided.

  3.17. Compliance with Agreements and Laws. The Company has all material licenses, permits and certificates, including, without limitation, environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its assets (collectively, the "Permits"). Schedule 3.17(a) attached hereto sets forth a true, correct and complete list of all such Permits, if any, copies of which are included as Schedule 3.17(a) attached hereto. Except as set forth on
Schedule 3.17(b), the business of the Company as conducted on the date hereof does not, and as conducted on the Closing Date will not, violate any federal, state, local, municipal or foreign laws, regulations, ordinances or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, hazardous waste, conservation, or corrupt practices but excluding those relating to environmental protection). The Company has not had notice or communication from any federal, state, municipal or local governmental or regulatory authority since January 1, 2001 of any such violation or noncompliance and, to the best knowledge of the Company and/or the Members, there are no other outstanding notices of any such violation or noncompliance which have not been cured.

  3.18. Employee Relations. The Company is in compliance in all material respects with all federal, state, local and municipal laws with respect to employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes. None of the Company's employees are represented by a union, and there have been no union organizing efforts conducted at the Company and none are now being conducted. The Company has not had at any time, nor, to the knowledge of the Company or the Members, is there now threatened, any strike or other labor trouble.
Schedule 3.18 sets forth a true, correct and complete list as of October 21, 2003 of each employee of the Company showing each employee's base compensation, bonuses and other cash compensation, and all amounts due or accrued due for all salary, wages, bonuses, commissions, vacations with pay, pension benefits or other employee benefits are reflected in the books and records of the Company. For purposes of this Section 3.18, the term "employee" shall be construed to include sales agents and other independent contractors who spend a majority of their working time on the Company's business.

  3.19.  Employee Benefit Plans.

           (a) Schedule 3.19 attached hereto contains a true, correct and complete list and description of all employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, programs, arrangements or practices relating to the current or former employees, officers or directors of the Company maintained, sponsored or funded by the Company, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered ("Employee Plans"). The Members and the Company have furnished to the Buyer true, correct and complete copies of all the Employee Plans as amended as of the date hereof, together with all related documentation including, without limitation, funding and investment management agreements, summary plan descriptions, the most recent actuarial reports, financial statements and asset statements, all material opinions and memoranda (whether externally or internally prepared) and all material correspondence with all regulatory authorities or other relevant persons. No changes have occurred or are expected to occur which would materially affect the information contained in the actuarial reports, financial statements or asset statements required to be provided to the Buyer pursuant to this provision. All of the Employee
Plans are and have been established, registered, qualified, invested and administered, in all respects, in accordance with their terms and all applicable laws, including all tax laws where same is required for preferential tax treatment. No fact or circumstance exists that could adversely affect the preferential tax treatment ordinarily accorded to any such Employee Plan. All obligations regarding the Employee Plans have been satisfied, there are no outstanding defaults or violations by any party to any Employee Plan and no taxes, penalties, or fees are owing or eligible under or in respect of any of the Employee Plans. The Company may unilaterally amend or terminate, in whole or in part, each Employee Plan and take contribution holidays under or withdraw surplus from each Employee Plan, subject only to approvals required by applicable laws. No commitments to improve or otherwise amend any Employee Plan have been made except as required by applicable laws.

           (b) No Employee Plan is subject to any pending investigation, examination or other proceeding, action or claim initiated by any regulatory authority, or by any other party (other than routine claims for benefits), and there exists no state of facts which could reasonably be expected to give rise to any such investigation, examination or other proceeding, action or claim or to affect the registration of any Employee Plan required to be registered. All contributions or premiums required to be paid by the Company under the terms of each Employee Plan or by applicable law have been made in a timely fashion in accordance with applicable law and the terms of the Employee Plans. The Company has no liability (other than liabilities accruing after the Closing
Date) with respect to any of the Employee Plans. Contributions or premiums for the period up to the Closing Date have been paid by the Company even though not otherwise required to be paid until a later date.

           (c) There have been no improper withdrawals, applications or transfers of assets of any Employee Plan and the Company, nor any of its agents or delegates, has breached any fiduciary obligation with respect to the administration or investment of any Employee Plan. Each Employee Plan which is a funded plan is fully funded as of the Closing Date on both a going concern and a solvency basis pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuation therefor.

           (d) None of the Employee Plans enjoy any special tax status under any laws, nor have any advance tax rulings been sought or received in respect of any Employee Plan. All employee data necessary to administer each Employee Plan has been provided by the Members and the Company to the Buyer and is true and correct as of the date of this Agreement and the Members and the Company will notify the Buyer of any changes thereto.

           (e) No insurance policy or any other agreement affecting any Employee Plan requires or permits a retroactive increase in contributions, premiums or other payments due thereunder. The level of insurance reserves under each insured Employee Plan is reasonable and sufficient to provide for all incurred but unreported claims.

           (f) Except as otherwise provided on Schedule 3.19 or any other Schedule hereto, none of the Employee Plans (other than pension plans) provide benefits to retired employees or to the beneficiaries or dependants of retired employees.

  3.20. Indebtedness to and from Officers, Directors and Equityholders. All indebtedness of the Company, including any indebtedness to or from officers, directors or Members, is set forth on the Financial Statements and the Company has not incurred any new indebtedness to or from officers, directors or Members since the date of the Closing Balance Sheet.

  3.21.  Powers of Attorney and Suretyships.  Except as set forth on Schedule
3.21 attached hereto, the Company has no powers of attorney outstanding and has no obligation or liability as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership or other entity, except as endorser to makers of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

  3.22. Customers. Schedule 3.22 attached hereto sets forth a true, correct and complete list of the names and addresses of the ten customers of the Company who accounted for the largest dollar volume of purchases from the Company (based on revenues) in the twelve-months ended April 30, 2003. None of the customers listed on Schedule 3.22 has notified the Company that it intends to discontinue its relationship with the Company.

  3.23. Suppliers. Schedule 3.23 attached hereto sets forth a true, correct and complete list of the names and addresses of the ten suppliers of the Company which accounted for the largest dollar volume of purchases by the Company in the twelve-months ended April 30, 2003. None of the suppliers listed on Schedule 3.23 has notified the Company that it intends to discontinue its relationship with the Company.

  3.24. Real Property. The Company does not currently own, and has not in the past owned, any real property.

  3.25.  Environmental Matters.

      (a) The Company has complied with, and is in compliance with, all applicable Environmental Laws, except for such noncompliance which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets or business of the Company and the Company has not received written notice, report, communication or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), or any corrective, investigatory or remedial obligations, arising under any applicable Environmental Laws.

      (b) Without limiting the generality of the foregoing, none of the following exists at the real property subject to the Leases, except as set forth on Schedule 3.25 hereto:

           (i)  underground or above-ground storage tanks;

           (ii) asbestos-containing material in a form or condition which, if not removed or encapsulated, would constitute a hazard to human health or the environment; or

           (iii)  PCB-containing materials or equipment.

      (c) The Company does not now, and in the past the Company and its predecessors never did, maintain, store, use, generate, treat, release, dispose (or cause to be disposed) of Hazardous Substances in, at, under, upon or from any real property at any time owned, leased, operated or controlled by the Company, including, without limitation, the real property subject to the Leases.

      (d) There have been no releases of Hazardous Substances in, at, under, upon or from any other real property not owned, leased, operated or controlled by the Company that could be reasonably expected to have an impact on the real property subject to the Leases.

      (e) Neither the Company nor its predecessors have ever utilized any hazardous waste transporters or any treatment, storage or disposal facilitators.

      (f) The Company is not subject to, nor has it received any notice of, any private, administrative or judicial action, or an intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Substances in, at, under or upon the real property subject to the Leases, and there are no pending or, to the Members' and/or the Company's best knowledge, threatened actions or proceedings (or notices or potential actions or proceedings) against the Company from any Governmental Authority regarding any matter relating to any Environmental Laws.

  For the purposes of this Agreement, "Environmental Laws" means all applicable federal, state, municipal and local laws, rules, regulations, ordinances, requirements and common law relating to public health and safety, worker health and safety and pollution and protection of the environment pertaining to
(i) treatment, storage, disposal, generation and transportation of toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution, (iii) groundwater and soil contamination, (iv) the release or threatened release into the environment of toxic or hazardous substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals, (v) the protection of wild life, marine sanctuaries and wetlands, including, without limitation, all endangered and threatened species, (vi) storage tanks, vessels and containers, (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles, (viii) health and safety of employees and other persons and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or oil or petroleum products or solid or hazardous waste, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, U.S.C. section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. section 6901 et seq., the Emergency Planning and Community Right-to Know Act, 42 U.S.C.
section 11001 et seq., the Clean Air Act, 42 U.S.C. section 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. section 1251 et seq., the Toxic Substance Control Act, 15 U.S.C. section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. section 300f et seq., and the Occupational Safety and Health Act, 42 U.S.C. section 1891 et seq., all as amended, and any regulations, rules, ordinances adopted or publications promulgated pursuant thereto.

  "Hazardous Substances" means (i) hazardous materials, hazardous substances, extremely hazardous substances, toxic substances, hazardous wastes or words of similar import as defined under any Environmental Laws; (ii) petroleum, including without limitation, crude oil or any fraction thereof; (iii) any radioactive material; (iv) asbestos in any form or condition;
(v) polychlorinated byphenyls ("PCBs") or PCB-containing materials; and
(vi) any other material, substance or waste to which liability or standards of conduct are currently imposed under any Environmental Laws.

  "Governmental Authority" means any governmental agency, department, bureau, commission or similar body.

  3.26. Warranty and Product Liability Claims. Schedule 3.26 attached hereto contains a true, correct and complete (i) list of all product liability claims made against the Company from January 1, 2001 through the date hereof, the current status of all such claims and the costs of all actions taken in satisfaction of such claims and (ii) summary of the Company's warranty policy. All information relative to such claims and those arising thereafter shall be available to the Buyer from and after the date hereof.

  3.27. Prepayments and Deposits. The Closing Balance Sheet shall, as of the Closing Date, reflect all prepayments and deposits which have been received by the Company from its customers for products to be shipped or services to be performed after the Closing Date.

  3.28. Bank Accounts and Facilities. Schedule 3.28 sets forth a true, correct and complete listing of: (a) each bank, savings and loan or similar financial institution in which the Company has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company thereat; and (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

  3.29. Accounts Payable. The trade accounts payable reflected in the Company's Financial Statements are true, correct and complete and such trade accounts payable reflected on the Closing Balance Sheet shall be true, complete and correct as of the Closing Date and consistent in amount with the Financial Statements.

  3.30. Disclosure. No representation or warranty by the Company or the Members in this Agreement or in any exhibit hereto, or in any list, statement, document or information set forth in, or attached to any schedule delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit any material fact, necessary in order to make the statements contained therein not misleading. Copies of all documents heretofore or hereafter delivered or made available to the Buyer are complete and accurate copies of such documents.

  4.  Representations of the Buyer.

      The Buyer represents and warrants to the Members as follows:

  4.1. Organization and Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite power and authority to own its properties and to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.

  4.2. Authorization. The execution and delivery by the Buyer of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Buyer is a party constitute the valid and legally binding obligations of it, enforceable against the Buyer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both,
(a) violate the provisions of any law, rule or regulation applicable to the Buyer; (b) violate the provisions of the certificate of incorporation or by-laws, as amended to date, of the Buyer; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to any indenture, mortgage, deed of trust or other agreement or instrument to which the Buyer is a party or by which the Buyer is bound, except as set forth on Schedule 4.2. On or prior to the Closing Date, the Buyer shall have obtained any consents and approvals of third parties that are required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement.

  4.3. Buyer Shares. The Buyer Shares to be issued pursuant to this Agreement upon the Closing will, when issued in accordance with the terms of this Agreement, be duly authorized, validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the Members or other holders thereof.

  5.  Access to Information; Public Announcements.

  5.1. Access to Management, Properties and Records. From the date of this Agreement until the Closing Date, the Company shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer reasonable access upon reasonable prior notice and during normal business hours to all management personnel, offices, properties, books and records of the Company, for the sole purpose of facilitating the Closing of the transactions contemplated hereunder. The Company shall furnish to the Buyer such financial and operating data and other information as to the business of the Company as the Buyer shall reasonably request. Upon prior approval of the Members, which shall not be unreasonably withheld or delayed, the Buyer shall also have the right to contact the Company's vendors, customers and other persons having business dealings with the Company for the sole purpose of facilitating the Closing of the transactions contemplated hereunder. The activities contemplated by this Section 5.1 are hereinafter referred to as "Due Diligence Activities."

  5.2. Confidentiality. All information not previously disclosed to the public or generally known to the persons engaged in the respective businesses of the Buyer or the Company which shall have been furnished to the other party hereunder in connection with the transactions contemplated hereby or as provided pursuant to this Section 5 shall not be disclosed to any other person other than their respective employees, directors, attorneys, accountants, lenders or financial advisors or other than as contemplated herein. In the event that the transactions contemplated by this Agreement shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared, and neither party shall at any time thereafter disclose to any third parties, or use, directly or indirectly, for its own benefit, any such information, written or oral, about the business of the other party hereto.

  5.3. Public Announcements. Except as otherwise required by law, the parties agree that prior to the Closing Date any and all general public pronouncements or other general public communications concerning this Agreement and the purchase of the Membership Interests by the Buyer, and the timing, manner and content of such disclosures, shall be subject to the mutual agreement of the Members and the Buyer.

  6.  Pre-Closing Covenants of the Company and the Members.

  6.1. Conduct of Business. The Company shall carry on its business diligently and substantially in the same manner as heretofore and, without the consent of the Buyer (which shall not be unreasonably withheld or delayed), shall not (i) make or institute any unusual or new methods of manufacture, purchase, sale, shipment or delivery, lease, management, accounting or operation, (ii) accelerate the collection of any accounts receivable outside the normal course of business or (iii) delay the payment of any trade accounts payable that are not being disputed by the Company in good faith. All of the property and equipment of the Company shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

  6.2. Absence of Material Changes. Without the prior written consent of the Buyer, neither the Company nor the Members shall: (a) take any action to amend the articles of organization or operating agreement of the Company; (b) issue any equity interests, bonds or other securities or grant any option or issue any warrant to purchase or subscribe for any such equity interests or securities or issue any securities convertible into such equity interests or securities; (c) incur any obligation or liability (absolute or contingent), except current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (d) declare or make any payment or distribution to the Members with respect to its equity interest or purchase or redeem any equity interest or issue any equity interests pursuant to options or warrants; provided, however that the Members may continue to receive their current base salaries related to their performance as employees or officers of the Company; (e) make any loan or other cash distribution to any of the Members or any affiliate thereof; (f) mortgage, pledge, or subject to any lien, charge or any other encumbrance (other than purchase money security interests arising in the ordinary course of business) any of its assets or properties; (g) sell, assign, or transfer any of its assets, except for sales or licensing in the ordinary course of business; (h) cancel any debts or claims, except in the ordinary course of business; (i) merge or consolidate with or into any corporation or other entity; (j) make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees; (k) make any election or give any consent under any tax statutes of any state, country or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due;
(l) waive any rights of material value; (m) modify, amend, alter or terminate any of its executory contracts of a material value or which are material in amount; (n) take or permit any act or omission constituting a breach or default under any contract, indenture or agreement by which it or its properties are bound; (o) enter into any lease, contract, agreement or understanding, other than those entered into in the ordinary course of business and not requiring aggregate liability of the Company in excess of $10,000 in any single instance;
(p) incur any capital expenditure; (q) materially alter the terms, status or funding condition of any Employee Plan; (r) change its methods of inventory valuation; (s) hire or fire any personnel of the Company; or (t) commit or agree to do any of the foregoing in the future.

  6.3. Continued Truth of Representations and Warranties. Neither the Members nor the Company will take any actions which would result in any of the representations or warranties set forth in Sections 2 or 3 hereof being untrue.

  6.4. Reports, Taxes. The Company will duly and timely file all reports or returns required to be filed with federal, state, local and foreign authorities and will promptly pay all federal, state, local and foreign taxes, assessments and governmental charges levied or assessed upon it or any of its properties (unless contesting such in good faith and adequate provision has been made therefor).

  6.5. Communications with Customers and Suppliers. The Company will continue to accept customer orders in the ordinary course of business and consistent with past practice for all products offered by the Company but expected to be shipped after the Closing Date. The Company and the Buyer will cooperate in communications with suppliers and customers in connection with the transfer of the Membership Interests to the Buyer on the Closing Date.

  7.  Best Efforts to Obtain Satisfaction of Conditions.

      The Company, the Members and the Buyer each covenant and agree to use their best efforts to obtain the satisfaction of the conditions specified in this Agreement.

  8.  Conditions to Obligations of the Buyer.

      The obligations of the Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

  8.1. Continued Truth of Representations and Warranties of the Company and the Members; Compliance with Covenants and Obligations. The representations and warranties of the Company and the Members shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Buyer. The Company and the Members shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date. At the Closing, the Company and the Members shall have delivered to the Buyer a certificate signed by a manager of the Company and each of the Members as to their respective compliance with this
Section 8.1.

  8.2. Company Proceedings. All Company, Member, Board of Directors, shareholder and other proceedings required to be taken to authorize the Company to carry out this Agreement and the transactions contemplated hereby, and to convey, transfer, assign and deliver the Membership Interests to the Buyer, shall have been taken.

  8.3. Governmental Approvals. All governmental agencies, department, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Company or the Buyer of the transactions contemplated by this Agreement and the operation of the business of the Company by the Buyer shall have consented to, authorized, permitted or approved such transactions.

  8.4. Consent of Third Parties. The Company shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Company to consummate the transactions contemplated by this Agreement, including without limitation, those set forth on Schedule 3.3 attached hereto, and copies of such consents and approvals shall have been delivered to the Buyer.

  8.5. Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or, to the best knowledge of the Company or the Members, threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own or operate the Company after the Closing.

  8.6. Opinion of Counsel. The Buyer shall have received an opinion of Olson Lemons P.C., counsel to the Company and the Members, dated as of the Closing Date, as to such matters as may be requested by the Buyer or its counsel.

  8.7. Due Diligence. The results of the Buyer's Due Diligence Activities shall be satisfactory to the Buyer, in its sole discretion.

  8.8. Material Adverse Change. There shall have been no material adverse change in the business, operations, employee relations, conditions (financial or otherwise) or prospects of the Company from and after October 21, 2003 through the Closing Date.

  8.9. Revenues. The Company shall have reported revenues of $1,703,000 or more for the period ended October 21, 2003, which revenues shall be recognized and recorded in accordance with generally accepted accounting principles applied consistently with the Company's past practices.

  8.10. Financing Arrangements. On or prior to the Closing Date, the Buyer shall have obtained a line of credit or made other financial arrangements on such terms and with such banks as is satisfactory to the Buyer, in its sole discretion, in order to (i) consummate the transactions contemplated herein,
(ii) operate the Company after the Closing Date and (iii) release the Members from their personal guaranties currently in place with U.S. Bank.

  8.11. Employment Agreement. On or prior to the Closing Date, Richard Berry shall have entered into an Employment Agreement with the Buyer, in substantially the form attached hereto as Exhibit C (the "Employment Agreement").

  8.12. Assumption of Excluded Liabilities. On or prior to the Closing Date, the Members shall have entered into an Instrument of Assumption of Liabilities with respect to the Excluded Liabilities, in substantially the form attached hereto as Exhibit D.

  8.13. Closing Deliveries. The Buyer shall have received at or prior to the Closing all documents set forth in this Section 8 and such other documents, instruments or certificates as the Buyer may reasonably request including, without limitation:

      (a) such certificates of the Company's managers and such other documents evidencing satisfaction of the conditions specified in this Section 8 as the Buyer shall reasonably request;

      (b) a certificate of the Secretary of State for the State of Idaho as to the legal existence and good standing of the Company;

      (c) a certificate signed by a manager of the Company attesting to the incumbency of its officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the operating agreement and articles of organization delivered pursuant to Section 3.1;

      (d) a certificate signed by a manager of the Company attesting to the fact that the Company's outstanding indebtedness as of the Closing Date consists solely of the Contingent Yellowstone Obligation, an obligation to U.S. Bank of up to $291,000 and an obligation to James Youngstrom of up to $100,000, all as set forth in this Agreement and the Schedules hereto;

      (e) a certificate signed by a manager of the Company attesting to the fact that (i) all balances shown on the Closing Balance Sheet delivered pursuant to Section 1.5 for accounts receivable (net), inventory, accounts payable, prepayments and deposits are true, correct, consistent with historical averages and reflect the normal working capital management practices of the Company and (ii) all assets set forth on the Closing Balance Sheet are in good operating condition, normal wear and tear excepted;

      (f)  a Closing Balance Sheet; and

      (g) such other documents, instruments or certificates as the Buyer may reasonably request.

  9.  Conditions to Obligations of the Company and the Members.

      The obligations of the Company and the Members under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Members:

  9.1. Continued Truth of Representations and Warranties of the Buyer; Compliance with Covenants and Obligations. The representations and warranties of the Buyer in this Agreement shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Members. The Buyer shall have performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date. At the

Closing, the Buyer shall have delivered to the Members a certificate signed by the President or other duly authorized officer of the Buyer as to the Buyer's compliance with this Section 9.1.

  9.2. Company Proceedings. All corporate, Board of Directors, shareholder and other proceedings required to be taken to authorize the Buyer to carry out this Agreement and the transactions contemplated hereby shall have been taken.

  9.3. Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer or the Company of the transactions contemplated by this Agreement and the operation of the business of the Company by the Buyer shall have consented to, authorized, permitted or approved such transactions.

  9.4. Consents of Third Parties. The Buyer shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Buyer to consummate the transactions contemplated by this Agreement, and copies of such consents and approvals shall have been delivered to the Members.

  9.5. Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Members to transfer the Membership Interests.

  9.6. Opinion of Counsel. The Members shall have received an opinion of Whiteman Osterman & Hanna LLP, counsel to the Buyer, dated as of the Closing Date, as to the due execution, validity and enforceability of the agreements and transactions contemplated herein.

  9.7. Closing Deliveries. Except as otherwise provided below, the Members shall have received at or prior to the Closing, except as otherwise provided below, all documents set forth in this Section 9 and such other documents, instruments or certificates as the Members may reasonably request including, without limitation:

      (a) such certificates of the Buyer's officers and such other documents evidencing satisfaction of the conditions specified in this Section 9 as the Members shall reasonably request;

      (b) a certificate of the Secretary of State of the State of New York as to the legal existence and good standing of the Buyer;

      (c) a certificate signed by an authorized representative of the Buyer attesting to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement and the authenticity and continuing validity of the Certificate of Incorporation delivered pursuant to Subsection 4.1;

      (d)  the Cash Payment;

      (e)  fully executed Notes;

      (f)  a fully executed Employment Agreement;

      (g)  a fully executed Assumption of Liabilities;

      (h) stock certificates representing the Buyer Shares; provided, however, that if the Buyer is unable to deliver these certificates at Closing, it shall use its best efforts to do so promptly thereafter; and

      (i) such other documents, instruments or certificates as the Members may reasonably request.

  10.  Indemnification.

  10.1. By the Members. The Members and the Company, jointly and severally if the Closing does not occur, and the Members, jointly and severally if the Closing does occur (provided, however that such indemnification shall be on a several and not a joint, basis with respect to the representations and warranties set forth in Section 2 herein), hereby indemnify and hold harmless the Buyer from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively, the "Buyer Losses") in connection with:

      (a) any breach of any representation or warranty, or non-fulfillment or non-performance on the part of the Company or the Members of any covenant or agreement, contained in this Agreement, the Schedules hereto or any other related agreements or transactions contemplated herein or therein, or any certificates delivered by the Company or the Members in connection with this transaction;

      (b) any claims, liabilities or obligations arising out of, in connection with or related to the Excluded Liabilities;

      (c) any violation by the Company of, or any failure by the Company to comply with, any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to the Company which has not been previously disclosed to the Buyer in writing pursuant to this Agreement; or

      (d) any claims pertaining to Taxes owed for any period of time prior to the Closing Date.

  10.2. By the Buyer. The Buyer hereby indemnifies and holds harmless the Company, if the Closing does not occur, or the Members, if the Closing does occur, from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively, the "Member Losses") in connection with any breach of any representation or warranty, or non-fulfillment or non-performance on the part of the Buyer of any covenant or agreement, contained in this Agreement, the Schedules hereto or any other related agreements or transactions contemplated herein or therein, or any certificates delivered by the Buyer in connection with this transaction.

  10.3. Claims for Indemnification. Whenever any claim shall arise for indemnification under this Section 10, the Buyer, on the one hand, or the Members, on the other hand (the party seeking such indemnification, the "Indemnified Party"), shall promptly notify the other party or parties hereto (the party or parties from whom indemnification is sought, the "Indemnifying Party") in writing (the "Indemnification Notice") of the claim, which writing shall include the facts constituting the basis for such claim, the specific section of this Agreement upon which the claim is based and an estimate, if possible, of the amount of damages suffered by the Indemnified Party. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party (a "Third
Party Claim"), the Indemnification Notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom and shall attach all correspondence and demands from such third party. In the event that any claim for indemnification involves a matter other than a Third Party Claim, the Indemnifying Party shall have thirty (30) days from receipt of the Indemnification Notice to object to such claim by delivery of a written notice of such objection to the Indemnified Party specifying in reasonable detail the basis for such objection. Failure to timely object shall constitute a final and binding acceptance of the claim for indemnification by the Indemnifying Party and the claim shall be paid in accordance with Section 10.5 hereof. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Indemnifying Party; provided, however, that if suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit within ten (10) days after notification thereof, as provided in Section 15 of this Agreement, the Indemnified Party shall have the right to settle or compromise such claim upon giving notice to the Indemnifying Party, so long as such settlement includes a full release of the Indemnifying Party from such Third Party Claim.

  10.4.  Defense by the Indemnifying Party.

      (a) In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party, at the sole cost and expense of the Indemnifying Party, may, upon written notice given to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Indemnifying Party acknowledges to the Indemnified Party in writing the obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to all elements of such claim. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel to conduct the defense of such claims or legal proceedings and, at the sole cost and expense of the Indemnifying Party, shall take all steps it deems necessary or appropriate in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), unless such settlement or judgment includes a full release of the Indemnified Party from such Third Party Claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within ten (10) days after the date it receives written notice of such claim from the Indemnified Party: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem necessary or appropriate, including, but not limited to, settling such claim or litigation (subject to the last sentence of Section 10.3), on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such Third Party Claim in a reasonably prudent manner.

      (b) The Indemnifying Party and the Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of the Indemnified Party as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witnesses in any proceeding relating to a Third Party Claim.

  10.5. Payment of Indemnification Obligation. Upon a final determination of an indemnification claim made by the Indemnified Party, whereby such final determination is by reason of (i) a failure of the Indemnifying Party to timely object to an Indemnification Notice or (ii) the mutual agreement of the Indemnifying Party and the Indemnified Party, or (iii) a final arbitration award pursuant to Section 13 hereof, then the amount of the Buyer Losses or Member Losses, as applicable, stated in such claim or otherwise agreed to or awarded, as the case may be, shall be paid as set forth herein. If the Indemnified Party is the Buyer, Buyer Losses shall be paid first, by a dollar-for-dollar decrease in the principal amount owed under the Notes and second, by surrender of that number of Buyer Shares equal to the amount owed to the Buyer; provided, however that if Buyer Losses are incurred as a result of claims based upon fraud, intentional misrepresentation or a breach of any representation in Section 2, Buyer Losses shall be paid first, by a dollar-for-dollar decrease in the principal amount owed under the Notes, second, by surrender of that number of Buyer Shares equal to the amount owed to the Buyer and third, by a wire transfer of immediately available funds. If the Buyer is to be paid by surrender of Buyer Shares, the Members shall surrender that number Buyer Shares equal to the amount of the Buyer Losses to be paid when such Buyer Shares are valued at the average of the bid price for such Buyer Shares for the ten trading days immediately preceding the date on which such Final Determination was made. If the Indemnified Party is any of the Members, Member Losses shall be paid from the Indemnifying Party through a wire transfer of immediately available funds.

  10.6. Survival of Representations; Claims for Indemnification. Unless otherwise provided herein, all representations and warranties contained in this Agreement shall survive until the second anniversary of the Closing Date, except for (i) claims, if any, asserted in writing prior to such date and identified as a claim for indemnification pursuant to this Section 10, which shall survive until finally resolved and satisfied in full, (ii) claims based upon fraud, intentional misrepresentation or a breach of Section 2, which shall survive indefinitely, or (iii) claims based upon a breach of Sections 3.14, 3.19 or 3.25 which shall survive until the expiration of the applicable statute of limitations.

  10.7. Limitation on Indemnification Obligations. The Indemnified Party shall not be entitled to recover from the Indemnifying Party under this
Section 10 any amounts unless and until the aggregate amount of all Buyer Losses or Member Losses, as the case may be, by the Indemnified Party under this Section 10 exceeds Twenty Thousand Dollars ($20,000) (the "Threshold"). The parties hereto agree that once the aggregate amount of all Buyer Losses or Member Losses, as the case may be, by any Indemnified Party exceeds the Threshold, such Indemnified Party shall be entitled to indemnity for the amount of all claims made by the Indemnified Party. The parties further agree that the sole remedy for Buyer Losses hereunder in connection with a claim based upon a breach of any representation set forth in Section 3 shall be by off-set against the outstanding principal amounts under the Notes and surrender of Buyer Shares; provided, however, that there shall be no such limitation applicable for Buyer Losses in connection with claims based upon fraud, intentional misrepresentations or a breach of any representation set forth in Section 2.

  11.  Post-Closing Agreements.

      Each of the parties hereto agrees that from and after the Closing Date:

  11.1. Proprietary Information. The Members shall hold in confidence all knowledge and information of a secret or confidential nature with respect to the terms of this Agreement or the business of the Company and shall not disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Members. The Members each agree that the remedy at law for any breach of this Section 11.1 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Section 11.1.

  11.2. Limitation on Use of Name. From and after the Closing Date, none of the Members nor any affiliate thereof shall use the names "Snake River Log Homes", "Snake River" or any derivation thereof in connection with any business related to, competitive with, or an outgrowth of, the business of the Company, as such businesses are conducted on the date hereof, or in any new venture to which any of the Members, or any affiliate thereof, is a party.

Notwithstanding the foregoing, in the event that an Event of Default shall occur under either Note which is not cured within the grace periods set forth therein, the Company shall, upon written demand by the Members to the Buyer, cease using the names "Snake River Log Homes", "Snake River" or any derivation thereof in connection with the log cabin home business and the Company shall transfer and assign to the Members all right, title and interest in and to such names, and any derivations thereof, for use by the Members in connection with the log cabin home business.

  11.3.  Non-Competition Agreement.

      (a) For a period equal to the later of five (5) years after the Closing Date or one year (1) year after the termination of such Member's employment relationship with the Buyer, any subsidiary or their successors (collectively for purposes of this Section 11.3, "Lincoln") (after the Closing Date), as applicable, none of the Members, nor any affiliated person or entity, shall, in the United States and Canada, without Lincoln's prior written approval, directly or indirectly:

           (i) as an individual proprietor, partner, stockholder, officer, employee, consultant, director, joint venturer, investor, lender or in any other capacity whatsoever (other than as a holder of not more than 1% of the total outstanding stock of a publicly held company) engage in the business of developing, manufacturing, marketing, selling or otherwise distributing any product or service of the type developed, manufactured, marketed, sold or otherwise distributed or proposed to be developed, manufactured, sold or distributed by Lincoln;

           (ii) recruit, solicit, induce, attempt to induce, participate in hiring or hire any employee or consultant of Lincoln or solicit or induce any employee or consultant of Lincoln to terminate or otherwise cease his or her relationship with Lincoln; or

           (iii) solicit, divert or take away or attempt to divert or to take away, the business or patronage of, or work with, provide services to or consult for, any of the current clients, customers or accounts, or prospective clients, customers or accounts, of Lincoln.

      (b) If any restriction set forth in this Section 11.3 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic areas to which it may be enforceable.

      (c) The restrictions contained in this Section 11.3 are necessary for the protection of the business and goodwill of Lincoln and are considered by the Members to be reasonable for this purpose. The Members agree that any breach of this Section 11.3 will cause Lincoln substantial and irrevocable damage and, therefore, in the event of any such breach, in addition to such other remedies which may be available, Lincoln will have the right to seek specific performance and injunctive relief.

      (d) In the event that there shall occur an Event of Default pursuant to either Note which is not cured as provided therein, the non-competition obligations set forth in this Section 11.3 shall terminate and, in connection with the termination of such non-competition obligations, the parties agree that if either Member should thereafter contact or sell to dealers or customers of the Company after such Event of Default it will not be a breach of Section
11.1 set forth above; provided that the Members otherwise abide by the confidentiality obligations set forth therein.

  11.4. Cooperation of the Members. Each of the Members will cooperate with the Buyer in furnishing information or other assistance reasonably requested in connection with any actions, proceedings, arrangements or disputes involving the business of the Company and based upon contracts, arrangements, property rights, acts or omissions of the Company which were in effect or carried on prior to the Closing Date.

  11.5. Sale or Transfer of Buyer Shares. The Members may not make any sale of any Buyer Shares except (i) in accordance with a registration statement pursuant to the Securities Act of 1933, as amended to date, in which case such Member must comply with the requirement of delivering a current prospectus,
(ii) in accordance with Rule 144, or (iii) pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, if accompanied by an opinion of counsel that registration is not necessary, which opinion of counsel shall be reasonably satisfactory to the Buyer. If available to the Members, the Buyer will cooperate with the reasonable requests of the Members to facilitate the use of Rule 144 for the transfer of Buyer Shares. Further, if at any time the Buyer shall determine to register for its own account or the account of others under the Securities Act any of its equity securities, it shall send to each Member written notice of such determination and, if within fifteen (15) days after receipt of such notice, either Member shall so request in writing, the Company shall use its reasonable commercial efforts to include in such registration statement all or any part of the Buyer Shares such Member requests to be registered. Nothing herein shall be construed so as to require the Buyer, in connection with any proposed offering, to engage the services of an underwriter under this Section 11.5. If, in connection with any offering involving an underwriting of Common Stock to be issued by the Buyer, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Buyer shall be obligated to include in such registration statement only such limited portion of the Buyer Shares with respect to which such Member has requested inclusion hereunder. Any exclusion of Buyer Shares shall be made pro rata among the Members seeking to include such shares, in proportion to the number of such shares requested to be registered by such Member. Any inclusion of Buyer Shares shall be subject to the Members providing customary indemnification to the Buyer for any losses or damages arising out of or in connection with any misrepresentations or omissions in the information provided by the Members to the Buyer in connection with such registration. The Buyer will not be obligated to include Buyer Shares in any such registration if, in the judgment of a majority of the Board of Directors, it is not in the best interest of the Buyer to do so. This
Section 11.5 shall not apply to a registration of shares of Common Stock on

Form S-8 or Form S-4 or their then equivalents relating to an offering of shares of Common Stock to be issued solely in connection with any acquisition of any entity or business or otherwise issuable in connection with any stock option, stock purchase or employee benefit plan.

  11.6 Repayment of Richard Berry Advance The Closing Balance Sheet reflects a $40,000 receivable owed by Richard Berry to the Company. In satisfaction of this item, the Buyer shall wire transfer $40,000 to the account of the Company promptly following the Closing, which the parties agree shall be treated as received by Richard Berry for the sale of his Membership Interest and which shall be treated as a repayment (the "Repayment") by Richard Berry of such receivable immediately prior to the Closing Date.

  12.  Termination of Agreement; Option to Proceed; Damages.

  12.1. Termination by Lapse of Time. This Agreement shall terminate at 5:00 p.m., Boston Time, on the ninety-first day after the execution hereof (the "Termination Date"), if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of the Buyer and the Members. Notwithstanding the foregoing, the Buyer may, without the consent of any other party hereto, extend the Termination Date by an additional sixty (60) days in the event that the Buyer has not obtained (i) all approvals or consents to the transactions contemplated herein from, or completed review by, the Securities and Exchange Commission or (ii) the approval of the stockholders of the Buyer to the transactions contemplated herein.

  12.2. Termination by Agreement of the Parties. This Agreement may be terminated by the mutual written agreement of the Buyer and the Members. In the event of such termination by agreement, the Buyer shall have no further obligation or liability to either the Company or any of the Members under this Agreement, and the Company and the Members shall have no further obligation or liability to the Buyer under this Agreement.

  12.3. Termination by Reason of Breach. This Agreement may be terminated by either the Company or the Members if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Buyer or the failure by the Buyer to perform any condition or obligation hereunder, and may be terminated by the Buyer if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Company or the Members or the failure of the Company or the Members to perform any condition or obligation hereunder.

  12.4. Available Remedies. In the event this Agreement is terminated pursuant to the provisions of Section 12.3, the parties hereto shall have available to them all remedies afforded to them by applicable law or in equity, including, without limitation, claims for losses or damages pursuant to Section 10 and claims for specific performance and other equitable remedies.

  13.  Dispute Resolution.

  13.1. General. In the event that any dispute should arise between the parties hereto with respect to any matter covered by this Agreement or any agreement, document, certificate or instrument relating thereto, including, without limitation, the occurrence of a pre-Closing breach, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this
Section 13.

  13.2. Consent of the Parties. In the event of any dispute between the parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within thirty (30) days after the commencement of efforts to resolve the dispute, the dispute will be submitted to arbitration in accordance with this Section 13.

  13.3.  Arbitration.

      (a) Either the Buyer or the Company (if after the Closing), on the one hand, or the Members or the Company (if prior to the Closing), on the other hand, shall submit any matter referred to in Section 13.2 hereof to arbitration by notifying the other parties hereto, in writing, of such dispute. Within ten
(10) days after receipt of such notice, the Buyer and the Members shall designate in writing one arbitrator to resolve the dispute; provided, that if the parties hereto cannot agree on an arbitrator within such ten (10) day period, the arbitrator shall be selected by the American Arbitration Association's New York City office. The arbitrator so designated shall not be an employee, consultant, officer, director, partner, member or stockholder of any party hereto or any Affiliate of any party to this Agreement.

      (b) Within fifteen (15) days after the designation of the arbitrator, the arbitrator, the Buyer and the Members shall meet, at which time the Buyer and the Members shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

      (c) The arbitrator shall set a date for a hearing, which shall be no later than thirty (30) days after the submission of written proposals pursuant to paragraph (b) above, to discuss each of the issues identified by the parties. Each such party shall have the right to be represented by counsel. The arbitration shall be governed by the rules of the American Arbitration Association; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

      (d) The arbitrator shall use his best efforts to rule on each disputed issue within thirty (30) days after the completion of the hearings described in paragraph (c) above. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto.

      (e) Any arbitration pursuant to this Section 13 shall be conducted in Chicago, Illinois. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and submit themselves to the exclusive jurisdiction and venue of the federal and state courts located in Chicago, Illinois for purposes of the enforcement of any arbitration award.

      (f) Notwithstanding the foregoing, any party may seek equitable relief in the nature of a preliminary injunction or temporary restraining order only by filing for such relief with any court located in Chicago, Illinois; provided, however, that upon the resolution of such claim for equitable relief the parties acknowledge and agree that the underlying dispute shall be resolved pursuant to the arbitration provisions of this Section 13.

  14.  Brokers.

  14.1. For the Company and the Members. The Members, jointly and severally, agree to indemnify and hold harmless the Buyer and the Company (if the Closing has occurred) against any claims or liabilities asserted against it or them by any person acting or claiming to act as a broker or finder on behalf of the Company or the Members.

  14.2. For the Buyer. The Buyer agrees to indemnify and hold harmless the Company (if the Closing has not occurred) and the Members against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Buyer.

  15.  Notices.

      Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally, by telecopy, or sent by federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:



	To the Buyer:		Lincoln Logs Ltd.
					5 Riverside Drive
					P.O. Box 135
					Chestertown, NY  12817
					Attention:  John D. Shepherd
					Fax: (518) 494-7495

	With a copy to:		Leslie M. Apple, Esq.
					Whiteman Osterman & Hanna LLP
					One Commerce Plaza
					Albany, NY  12260
					Fax: (518) 487-7777

	To the Company
	(if prior to Closing)
	or to any Member:		Richard Berry
					290 North Yellowstone
					Rigby, ID  83442
					Fax:  (208) 745-7797

					Darrell Smith
					6359 Vintage Oak Lane
					Salt Lake City, UT  84121
					Fax:  (   ) ____________

	With a copy
	in each instance to:	Scott Livingston
					22 East First South, 3rd Floor
					Salt Lake City, UT  84111
					Fax:  (801) 363-1362

  Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date actually delivered, if delivered personally, by overnight courier or by telecopy or (b) three business days after being sent, if sent by registered or certified mail.

  16.  Successors and Assigns.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer, on the one hand, and the Company and the Members, on the other hand, may not assign their respective obligations hereunder without the prior
written consent of the other party.   Any assignment in contravention of this
provision shall be void. No assignment shall release the Buyer, the Company or the Members from any obligation or liability under this Agreement.

  17.  Entire Agreement; Amendments; Attachments.

      The exhibits and schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement. This Agreement, all schedules and exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The parties hereto may amend or modify this Agreement by a written instrument executed by the Buyer, the Company and the Members.

  18.  Severability.

      Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

  19.  Expenses.

      Except as otherwise expressly provided herein, the Buyer will pay all fees and expenses incurred by it in connection with the transactions contemplated hereunder and the Members will pay all fees and expenses incurred by each of them and the Company in connection with the transactions contemplated hereunder.

  20.  Legal Fees.

      In the event that legal or arbitration proceedings are commenced by the Buyer or the Company (after the Closing) against any of the Members, or by any of the Members against the Buyer or the Company (after the Closing), in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

  21.  Governing Law.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

  22.  Section Headings.

      The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

  23.  Counterparts.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

  IN WITNESS WHEREOF, this Membership Interests Purchase Agreement has been duly executed by the parties hereto as of and on the date first above written.

					LINCOLN LOGS LTD.

					By: /s/ William J. Thyne
					    William J. Thyne
					    Chief Financial Officer


					SNAKE RIVER LOG HOMES, LLC

					By: /s/ Richard Berry
					    Richard Berry
					    Manager


					    /s/ Richard Berry
					    Richard Berry


					    /s/ Darrell Smith
					    Darrell Smith

Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE


Contact: 	Lincoln Logs Ltd.
		5 Riverside Drive
		P.O. Box 135
		Chestertown, NY 12817
		Contact: William Thyne, CFO
		800-833-2461


Lincoln Logs Ltd. acquires Snake River Log Homes, LLC

Chestertown, NY, November 20, 2003 - Lincoln Logs Ltd. (OTC BB:LLOG) a leading marketer, designer, and supplier of log and panelized homes and commercial structures, has announced that it has acquired all of the limited liability company membership interests of Snake River Log Homes, LLC, which is based in Rigby, Idaho. Snake River designs and constructs both residential and commercial structures nationally. Snake River's strengths include the production of full round logs in the "Swedish coped" style as well as log trusses, railings, and log post and beam construction. It generally uses environmentally friendly "standing dead" logs made of Douglas Fir, Engleman Spruce, Lodgepole Pine, and Ponderosa Pine in its residential and commercial products.

Lincoln Logs chief executive officer John D. Shepherd stated: "The addition of Snake River Log Homes to the Lincoln family of companies broadens Lincoln's product line, adds a dozen dealers to our international network, and brings significant talent to our organization in the areas of design, marketing, and construction. We are very excited about the opportunity that Snake River brings to Lincoln, and represents our latest effort to enhance the company's ability to satisfy the requirements of the marketplace."

Lincoln Logs Ltd. is primarily engaged in the business of designing, manufacturing and marketing a broad line of log and panelized homes, sunspaces and solariums and commercial structures to be erected by professional and "do-it-yourself" builders. The Company's products include over 150 standard home designs and commercial structures. Lincoln offers full-service drafting and design services to assist its customers in making plan modifications or creating total custom designs. For more information about Lincoln Logs, please contact us at 1-800-833-2461 or visit us at www.lincolnlogs.com.

Cautionary Statement
It should be noted that this press release may contain "forward-looking statements." The terms "believe," "anticipate," "intend," "goal," "expect," and similar expressions may identify forward-looking statements. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including the Company's dependence on weather-related factors, introduction and customer acceptance of new products, the impact of competition and price erosion, as well as supply and manufacturing restraints and other risks and uncertainties. The foregoing list should not be construed as exhaustive, and the Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation that the strategy, objectives or other plans of the Company will be achieved. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.